[front cover]
                            J.P. Morgan Institutional
                             Disciplined Equity Fund

                               Semi-annual Report
                               November 30, 2000

LETTER TO THE SHAREHOLDERS
--------------------------------------------------------------------------------

January 8, 2001

Dear Shareholder,

    The volatility that rattled technology stocks rippled through other equity sectors, and made the six months ended November 30, 2000 a rough time for investors. For the period, the J.P. Morgan Institutional Disciplined Equity Fund provided a total return of -7.67%.

    The Fund's benchmark, the Standard & Poor's 500 Index, and peer group, as measured by the Lipper Large-Cap Core Funds Average, fared little better. The S& P 500 Index had a total return of -6.92% for the six months ended November 30, 2000, while the Fund's peer group had a total return of -7.49% for the same time period.

    The Fund's net asset value on November 30, 2000 was $16.15 per share, decreasing from $17.54 per share at the start of the fiscal period. During the period, the Fund made distributions of approximately $0.05 per share from ordinary income. The Fund's net assets were approximately $1.4 billion on November 30, 2000, while the total net assets of The Disciplined Equity Portfolio, in which the Fund invests, totaled approximately $1.6 billion.

    This report includes an interview with Timothy Devlin, a member of the portfolio management team for The Disciplined Equity Portfolio. Tim discusses the U.S. equity market in detail, and explains the factors that influenced Portfolio performance during the fiscal period. Tim also provides insight in regard to positioning the Portfolio for the coming months.

    As chairman and president of Asset Management Services, we thank you for investing with J.P. Morgan. Should you have any comments or questions, please contact your Morgan representative, or call J.P. Morgan Funds Services at (800) 766-7722.

Sincerely yours,

/signature/                             /signature/

Ramon de Oliveira                       Keith M. Schappert
Chairman of Asset Management Services   President of Asset Management Services
J.P. Morgan & Co. Incorporated          J.P. Morgan & Co. Incorporated

TABLE OF CONTENTS
--------------------------------------------------------------------------------
Letter to the Shareholders                                                    1
Fund Performance                                                              2
Portfolio Manager Q&A                                                         3
Fund Facts & Highlights                                                       5
Financial Statements                                                          6

FUND PERFORMANCE
--------------------------------------------------------------------------------

EXAMINING PERFORMANCE

    One way to review a fund's performance is the average annual total return. This calculation takes the fund's actual (or cumulative) return and shows what would have happened if the fund had achieved that return by performing at a constant rate each year. Average annual total returns represent the average yearly change of a fund's value over various time periods, typically one, five, and ten years, (or since inception). Total returns for periods of less than one year are not annualized and provide a picture of how a fund has performed over the short-term.

PERFORMANCE

                                                                                   AVERAGE ANNUAL
                                                          TOTAL RETURNS             TOTAL RETURNS
                                                     ------------------------   ----------------------
                                                        SIX           ONE         THREE       SINCE
                                                       MONTHS         YEAR        YEARS     INCEPTION*
AS OF NOVEMBER 30, 2000
J.P. Morgan Institutional Disciplined Equity Fund      (7.67)%       (7.27)%      11.98%      15.58%
S&P 500 Index**                                        (6.92)%       (4.22)%      12.71%      16.01%
Lipper Large-Cap Core Funds Average***                 (7.49)%       (2.92)%      11.96%      14.17%

AS OF SEPTEMBER 30, 2000
J.P. Morgan Institutional Disciplined Equity Fund      (5.27)%         7.99%      15.62%      19.11%
S&P 500 Index**                                        (3.60)%        13.28%      16.44%      19.58%
Lipper Large-Cap Core Funds Average***                 (3.33)%        17.80%      15.85%      18.22%

* The Fund commenced operations on January 3, 1997, and has provided an average annual total return of 16.72% from that date through November 30, 2000. For the purposes of comparison, the "since inception" returns are calculated from January 31, 1997, the first date when data for the Fund, its benchmark, and its Lipper category were all available.

** The S&P 500 Index is an unmanaged index that measures U.S. stock market performance. The Index does not include fees or operating expenses and is not available for actual investment.

*** Describes the average total return for all funds in the indicated Lipper category, as defined by Lipper, Inc., and does not take into account applicable sales charges. Lipper Analytical Services, Inc. is a leading source for mutual fund data.

  Past performance is no guarantee of future results. Fund returns are net of fees, assume the reinvestment of distributions, and reflect the reimbursement of fund expenses as described in the prospectus. Had expenses not been subsidized, returns would have been lower.

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------

[photo of Timothy J. Devlin]

    Following is an interview with TIMOTHY J. DEVLIN, vice president and member of the portfolio management team for The Disciplined Equity Portfolio since its inception. Tim joined Morgan in 1996 from Mitchell Hutchins Asset Management, where he managed risk-controlled equity portfolios, including index, enhanced index, and market neutral strategies. Tim holds a B.A. in economics from Union College. This interview was conducted on December 15, 2000, and reflects Tim's views on that date.

WHAT HAD THE GREATEST IMPACT ON PERFORMANCE OVER THE PAST SIX MONTHS?

    The major story of the past six months was the massive shift of investor focus from growth to value. This led to tremendous volatility, especially in the tech sector, and made picking stocks like walking through a minefield. Unlike during the late-1999 and early-2000 time frame, when investor exuberance drove technology issues to unsustainable heights, the second and third quarters of this year saw a near total reversal of investor sentiment, with both good and less capable companies punished indiscriminately.

    Among the tech sub-sectors that were hardest hit were semiconductors (-41%) and hardware (-26%). As investors shifted away from the tech-related growth sectors, they set their sights on more value-oriented sectors, such as utilities (+29%), insurance (+26%) and health services (+26%). While this reallocation of investment capital from growth to value stocks helped many of our selections, it was not enough to overcome the underperformance of that portion of the portfolio dedicated to technology.

OF THE INVESTMENT DECISIONS MADE OVER THIS PERIOD, WHICH CONTRIBUTED THE MOST TO PERFORMANCE?

    Most stocks that aided or detracted from performance were in the tech sector, where stock specific risk was significantly higher than normal. By this, I mean that the divergence in price performance between the best and the worst stocks was far greater than in most years. If you chose well, the rewards were substantial, while mistakes were punished severely.

    An underweight position in Lucent, for example, contributed meaningfully to performance, as this former star performer fell some 71% during this reporting period. Lucent was hurt by a string of disappointing earnings announcements, the dismissal of its chief executive, and fears about a widespread decline in capital spending for telecommunications equipment. On the other hand, we were helped by an overweight position in Sun Microsystems, which continued to do very well over the period.

    Beyond the tech arena, we were helped by an overweight position in Phillip Morris, which was up 51% over the period. Generally speaking, this company benefited from the rotation of investors into more defensive, "safe haven" sectors, such as consumer staples. Specifically, the company benefited from its dividend yield of about 6%, which was quite healthy in this environment, along with a lessening of investor concerns about its legal difficulties. The increasing likelihood that the company would spin off its Kraft food business next year also contributed to its superior share price performance.

WHICH STOCKS UNDERPERFORMED YOUR EXPECTATIONS?

    An underweight position in EMC, and overweight positions in Best Buy and Level 3 Communications, were among the decisions that detracted most from performance.

    EMC, the dominant player in data storage, enjoyed substantial price performance as the demand for storage continues to grow exponentially. We thought that it would lose share to increasingly capable competitors at the top end of the market. Yet, EMC managed to brush off much of this challenge and hold onto market share, which investors viewed very favorably, boosting its stock a great deal. Having reduced our weight earlier in the year, we were unable to capture most of this gain.

    Best Buy, a major consumer electronics retailing chain, pre-announced disappointing earnings, citing a softer economy and promotional expenses.

    Level 3 Communications, an owner/operator of fiber optic cable networks, suffered along with Lucent from fears about slowing capital spending by telecoms. And, because its client base is composed mostly of Internet-related concerns, its stock was hurt when this tech sub-sector dropped from favor, declining by some 65% over this period.

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------
                                                                    (Continued)

ON THE ISSUE OF MARKET VOLATILITY, HOW IS THE PORTFOLIO POSITIONED TO DEAL WITH IT?

    While we obviously cannot control the level of volatility in the overall market, we can adjust to it in our investment process. One of the ways we are doing so is by incorporating new parameters in our stock selection process that will make it more organic, if you will. By this, I mean that we have made the process more sensitive and responsive to the effects of extremely volatile market environments, thereby allowing for a more stable tracking error during tumultuous times like these. This should result in returns that are more consistently closer to the index, while not limiting opportunities for outperformance.

    Volatility also can provide opportunities to managers who maintain very disciplined and systematic investment processes, such as ours. Greater changes in daily prices result in more shifts within our sector rankings and more opportunities to take advantage of those relative values. For example, earlier this year when Procter and Gamble came under pressure from earnings disappointments and dissatisfaction with management, there was a point when the stock had been punished too much relative to other consumer stocks. It still had a dominant global franchise, and we continued to like the company's long-term earnings prospects; now we can access that for much less. We continued to buy on weakness in the first half of the year, and it has paid off handsomely in recent months.

WHAT DO YOU SEE AHEAD FOR U.S. EQUITIES?

    We don't think that extreme market volatility will diminish over the near term, as the tech shakeout is not yet complete. While much fat has been cut from this sector--some unjustifiably--and valuations are much more attractive generally than earlier in the year, some fat yet remains to be trimmed. Further, as the economy slows to a hoped for soft-landing next year, we will likely see additional downward earnings revisions from tech companies and cyclicals. In addition to the economic slowdown, technology earnings may suffer from having to pay talented executives in cash, as many recently issued stock options are under water.

    A number of catalysts might help to turn things around. Should the Federal Reserve cut interest rates meaningfully, for example, it would undoubtedly help to get things back on track next year. In the meantime, the incredible swings in investor confidence that have driven the market up and down this year will likely continue.

    This environment should be good for stock pickers who have long-term investment horizons, and who are patient and opportunistic in their selections. By the same token, it will be a dangerous place to be for those investors who take large sector bets, as were the norm in the tech sector late last year and early this year. Fortunately, we do not, placing our faith in sustainable, long-term valuations, rather than in short-term curves in the market's forward path.

FUND FACTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE

    J.P. Morgan Institutional Disciplined Equity Fund seeks to provide a high total return from a broadly diversified portfolio of equity securities. It is designed for investors who want the potential to outperform the S&P 500 Index without assuming a level of risk substantially greater than that of the index.

--------------------------------------------------------------------------------
    Inception Date:  1/3/1997
--------------------------------------------------------------------------------
    Fund Net Assets as of 11/30/2000:
      $1,398,798,060
--------------------------------------------------------------------------------
    Portfolio Net Assets as of 11/30/2000:
      $1,553,218,315
-------------------------------------------------------------------------------
    Dividend Payable Dates
      (if applicable): 12/20/2000, 3/23/2001
-------------------------------------------------------------------------------
    Capital Gain Payable Dates
      (if applicable):  12/20/2000

EXPENSE RATIOS

    The Fund's current annualized expense ratio of 0.45% covers shareholders' expenses for custody, tax reporting, investment advisory, and shareholder services, after reimbursement. The Fund is no-load and does not charge any sales, redemption, or exchange fees. There are no additional charges for buying, selling or safekeeping fund shares, or for wiring redemption proceeds from the Fund.
Fund.

FUND HIGHLIGHTS
-------------------------------------------------------------------------------

All data as of November 30, 2000

PORTFOLIO ALLOCATION
(As a percentage of total investment securities)

[data from pie chart]

Finance                         13.5%
Pharmaceuticals                 10.1%
Industrial Cyclical             10.0%
Software & Services              8.2%
Computer Hardware                8.0%
Energy                           7.1%
Consumer Stable                  6.4%
Telecommunications               5.9%
Retail                           5.7%
Semiconductors                   5.0%
Insurance                        4.1%
Health Services & Systems        3.5%
Consumer Services                3.3%
Consumer Cyclical                3.1%
Capital Markets                  2.9%
Utilities                        2.7%
Short-Term Investments           0.5%

LARGEST EQUITY                          % OF TOTAL
HOLDINGS                                INVESTMENTS
----------------------------------------------------
General Electric Co.                       4.1%
Cisco Systems Inc.                         3.3%
Microsoft Corp.                            3.1%
Exxon Mobil Corp.                          2.9%
Pfizer, Inc.                               2.4%
Merck & Co., Inc.                          2.2%
Intel Corp.                                2.0%
Citigroup Inc.                             1.9%
Philip Morris Companies Inc.               1.8%
SBC Communications Inc.                    1.7%

DISTRIBUTED BY FUNDS DISTRIBUTOR, INC. J.P. MORGAN INVESTMENT MANAGEMENT, INC. SERVES AS INVESTMENT ADVISOR. SHARES OF THE FUND ARE NOT INSURED BY THE FDIC, ARE NOT BANK DEPOSITS OR OTHER OBLIGATIONS OF THE FINANCIAL INSTITUTION AND ARE NOT GUARANTEED BY THE FINANCIAL INSTITUTION. SHARES OF THE FUND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

References to specific securities and their issuers are for illustrative purposes only and are not intended to be, and should not be interpreted as, recommendations to purchase or sell securities. Opinions expressed herein and other Fund data presented are based on current market conditions and are subject to change without notice. The Fund invests in foreign securities which involve special risks including economic and political instability and currency fluctuations; prospective investors should refer to Fund's prospectus for discussion of these risks. The Fund invests through a master portfolio (another Fund with the same objective).

CALL J.P. MORGAN FUNDS SERVICES AT (800) 521-5411 FOR A PROSPECTUS CONTAINING MORE COMPLETE INFORMATION ABOUT THE FUND, INCLUDING MANAGEMENT FEES AND OTHER EXPENSES. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

J.P. MORGAN INSTITUTIONAL DISCIPLINED EQUITY FUND
STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

ASSETS
Investment in The Disciplined Equity Portfolio
  ("Portfolio"), at value                                           $1,398,733,627
Receivable for Expense Reimbursements                                      133,172
Deferred Organization Expenses                                               2,304
Prepaid Expenses and Other Assets                                          111,599
                                                                   -----------------
TOTAL ASSETS                                                         1,398,980,702
                                                                   -----------------
LIABILITIES
Shareholder Servicing Fee Payable                                          121,415
Administrative Services Fee Payable                                         28,803
Fund Services Fee Payable                                                      985
Administration Fee Payable                                                     499
Accrued Expenses and Other Liabilities                                      38,940
                                                                   -----------------
TOTAL LIABILITIES                                                          182,642
                                                                   -----------------
NET ASSETS
Applicable to 86,598,170 Shares of Beneficial Interest Outstanding
   (par value $0.001, unlimited shares authorized)                   $1,398,798,060
                                                                   ==================
Net Asset Value, Offering and Redemption Price Per Share                     $16.15
                                                                   ==================
ANALYSIS OF NET ASSETS
Paid-in Capital                                                      $1,381,858,443
Undistributed Net Investment Income                                       5,508,714
Accumulated Net Realized Loss on Investment                            (64,102,546)
Net Unrealized Appreciation on Investment                                75,533,449
                                                                   ------------------
NET ASSETS                                                           $1,398,798,060
                                                                   ==================

6    The Accompanying Notes are an Integral Part of the Financial Statements.

J.P. MORGAN INSTITUTIONAL DISCIPLINED EQUITY FUND
STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000

INVESTMENT INCOME
INCOME
Allocated Investment Income from Portfolio                        $  10,252,167
Allocated Portfolio Expenses                                        (3,126,833)
                                                                ----------------
   Investment Income                                                 7,125,334
                                                                ----------------
FUND EXPENSES
Shareholder Servicing Fee                                              774,979
Administrative Services Fee                                            185,835
Registration Fees                                                       73,893
Financial and Fund Accounting Services Fee                              15,041
Transfer Agent Fees                                                     14,965
Fund Services Fee                                                       10,919
Professional Fees                                                        9,313
Administration Fee                                                       8,208
Trustees' Fees and Expenses                                              8,183
Printing Expenses                                                        5,770
Amortization of Organization Expenses                                    1,049
Miscellaneous                                                           10,073
                                                                ----------------
   Total Fund Expenses                                                1,118,228
Less: Reimbursement of Expenses                                       (735,129)
                                                                ----------------
   Net Fund Expenses                                                    383,099
                                                                ----------------
NET INVESTMENT INCOME                                                 6,742,235
                                                                ----------------
REALIZED AND UNREALIZED GAIN (LOSS)
NET REALIZED LOSS ON INVESTMENT ALLOCATED FROM PORTFOLIO           (55,318,470)
                                                                ----------------
NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON
  INVESTMENT ALLOCATED FROM PORTFOLIO                              (68,636,716)
                                                                ----------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS
                                                                 $(117,212,951)
                                                                ================

The Accompanying Notes are an Integral Part of the Financial Statements.   7

J.P. MORGAN INSTITUTIONAL DISCIPLINED EQUITY FUND
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000 (UNAUDITED)
AND THE YEAR ENDED MAY 31, 2000

INCREASE (DECREASE) IN NET ASSETS                               NOVEMBER 30, 2000        MAY 31, 2000
FROM OPERATIONS
Net Investment Income                                            $    6,742,235         $  13,361,465
Net Realized Gain (Loss) on Investment
  Allocated from Portfolio                                         (55,318,470)            22,601,060
Net Change in Unrealized Appreciation (Depreciation)
  on Investment Allocated from Portfolio                           (68,636,716)            22,395,359
                                                               -------------------    -----------------
   Net Increase (Decrease) in Net Assets
     Resulting from Operations                                    (117,212,951)            58,357,884
                                                               -------------------    -----------------
DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                                               (4,318,402)          (12,298,443)
Net Realized Gain                                                             -          (60,311,753)
                                                               -------------------    -----------------
   Total Distributions to Shareholders                              (4,318,402)          (72,610,196)
                                                               -------------------    -----------------
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Proceeds from Shares of Beneficial Interest Sold                   198,287,049            691,185,234
Reinvestment of Distributions                                        4,035,347             69,685,580
Cost of Shares of Beneficial Interest Redeemed                    (158,102,618)         (278,944,097)
                                                               -------------------    -----------------
   Net Increase from Transactions in Shares
     of Beneficial Interest                                         44,219,778            481,926,717
                                                               -------------------    -----------------
   Total Increase (Decrease) in Net Assets                         (77,311,575)           467,674,405
                                                               -------------------    -----------------
NET ASSETS
Beginning of Period                                              1,476,109,635          1,008,435,230
                                                               -------------------    -----------------
End of Period                                                   $1,398,798,060          $1,476,109,635
                                                               ===================    =================
Undistributed Net Investment Income                                 $5,508,714             $3,084,881
                                                               ===================    =================
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Shares of Beneficial Interest Sold                                  11,112,371             38,418,531
Shares of Beneficial Interest Reinvested                               223,883              3,904,977
Shares of Beneficial Interest Redeemed                              (8,884,706)          (15,562,581)
                                                               -------------------    -----------------
   Net Increase in Shares of Beneficial Interest                     2,451,548             26,760,927
                                                               ===================    =================

8    The Accompanying Notes are an Integral Part of the Financial Statements.

J.P. MORGAN INSTITUTIONAL DISCIPLINED EQUITY FUND
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT
EACH PERIOD ARE AS FOLLOWS:

                                                                                                        FOR THE PERIOD
                                                   FOR THE SIX                FOR THE YEARS             JANUARY 3, 1997
                                                  MONTHS ENDED                ENDED MAY 31             (COMMENCEMENT OF
                                                NOVEMBER 30, 2000  -------------------------------    OPERATIONS) THROUGH
                                                   (UNAUDITED)        2000       1999       1998         MAY 31, 1997
                                             ---------------------------------------------------------------------------
NET ASSET VALUE PER SHARE,
  BEGINNING OF PERIOD                             $17.54           $17.57      $14.96      $11.47           $10.00
                                             ---------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
Net Investment Income                               0.08            0.17        0.17        0.12              0.04
Net Realized and Unrealized Gain (Loss)
  on Investment                                    (1.42)           0.81        3.18        3.62              1.43
                                             ---------------------------------------------------------------------------
Total From Investment Operations                   (1.34)           0.98        3.35        3.74              1.47
                                             ---------------------------------------------------------------------------
LESS DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                              (0.05)          (0.18)      (0.15)      (0.12)               -
Net Realized Gain                                      -           (0.83)      (0.59)      (0.13)               -
                                             ---------------------------------------------------------------------------
Total Distributions to Shareholders                (0.05)          (1.01)      (0.74)      (0.25)               -
                                             ---------------------------------------------------------------------------
NET ASSET VALUE PER SHARE, END OF PERIOD          $16.15           $17.54      $17.57      $14.96            $11.47
                                             ===========================================================================
RATIOS AND SUPPLEMENTAL DATA
Total Return                                    (7.67)%(a)           5.54%      23.07%      32.98%          14.70%(a)
Net Assets, End of Period (in thousands)        $1,398,798       $1,476,110   $1,008,435   $296,191         $49,726
Ratios to Average Net Assets
     Net Expenses                                0.45%(b)           0.45%       0.45%       0.45%           0.45%(b)
     Net Investment Income                       0.87%(b)           1.04%       1.14%       1.27%           1.58%(b)
     Expenses without Reimbursement              0.55%(b)           0.55%       0.60%       0.72%           1.34%(b)

(a) Not annualized
(b) Annualized


The Accompanying Notes are an Integral Part of the Financial Statements.   9

J.P. MORGAN INSTITUTIONAL DISCIPLINED EQUITY FUND
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--J.P. Morgan Institutional Disciplined Equity Fund (the "Fund") is a separate series of J.P. Morgan Institutional Funds, a Massachusetts business trust (the "Trust") which was organized on November 4, 1992. The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund commenced operations on January 3, 1997.

    The Fund invests all of its investable assets in The Disciplined Equity Portfolio (the "Portfolio"), a diversified open-end management investment company having the same investment objective as the Fund. The value of such investment included in the Statement of Assets and Liabilities reflects the Fund's proportionate interest in the net assets of the Portfolio (approximately 90.05% at November 30, 2000). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Fund:

    SECURITY VALUATION--Valuation of securities by the Portfolio is discussed in
Note 1 of the Portfolio's Notes to Financial Statements that are included elsewhere in this report.

    INVESTMENT INCOME--The Fund earns income, net of expenses, daily on its investment in the Portfolio. All net investment income, realized and unrealized gains and losses of the Portfolio are allocated pro-rata among the Fund and other investors in the Portfolio at the time of such determination.

    EXPENSES--Expenses incurred by the Trust with respect to any two or more Funds in the Trust are allocated in proportion to the net assets of each Fund in the Trust, except where allocations of direct expenses to each Fund can otherwise be made fairly.

    ORGANIZATION EXPENSES--The Fund incurred organization expenses in the amount of $10,340 which have been deferred and are being amortized on a straight-line basis over a period not to exceed five years beginning with the commencement of operations of the Fund.

    INCOME TAX STATUS--It is the Fund's policy to distribute all net investment income and net realized gains to shareholders and to otherwise qualify as a regulated investment company under the provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal or state income taxes.

    DISTRIBUTIONS TO SHAREHOLDERS--Distributions to a shareholder are recorded on the ex-dividend date. Distributions from net investment income are declared and paid quarterly. Distributions from net realized gains, if any, are paid annually.

-------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADMINISTRATIVE SERVICES--The Trust has an Administrative Services Agreement (the "Services Agreement") with Morgan Guaranty Trust Company of New York ("Morgan") under which Morgan is responsible for certain aspects of the administration and operation of the Fund. Under the Services Agreement, the Trust has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Trust and certain other registered investment companies for which J.P. Morgan Investment Management, Inc. ("JPMIM") acts as investment advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    Morgan has agreed to reimburse the Fund to the extent the total operating expenses (excluding interest, taxes and extraordinary expenses) of the Fund, including the expenses allocated to the Fund from the Portfolio, exceed 0.45% of the Fund's average daily net assets through September 30, 2001.

    ADMINISTRATION--The Trust has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Trust, FDI provides administrative services necessary for

J.P. MORGAN INSTITUTIONAL DISCIPLINED EQUITY FUND
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued)
NOVEMBER 30, 2000

-------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

the operations of the Fund, furnishes office space and facilities required for conducting the business of the Fund and pays the compensation of the Fund's officers affiliated with FDI. The Fund has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    SHAREHOLDER SERVICING--The Trust has a Shareholder Servicing Agreement with Morgan under which Morgan provides account administration and personal account maintenance service to Fund shareholders. The agreement provides for the Fund to pay Morgan a fee for these services that is computed daily and paid monthly at an annual rate of 0.10% of the average daily net assets of the Fund.

    Morgan, Charles Schwab & Co. ("Schwab") and the Trust are parties to separate services and operating agreements (the "Schwab Agreements") whereby Schwab makes Fund shares available to customers of investment advisors and other financial intermediaries who are Schwab's clients. The Fund is not responsible for payments to Schwab under the Schwab Agreements; however, in the event the services agreement with Schwab is terminated for reasons other than a breach by Schwab and the relationship between the Trust and Morgan is terminated, the Fund would be responsible for the ongoing payments to Schwab with respect to pre-termination shares.

    FUND SERVICES--The Trust has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Trust's affairs. The Trustees of the Trust represent all the existing shareholders of PGI.

    TRUSTEES--Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' Fees and Expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' Fees and Expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $2,100.

-------------------------------------------------------------------------------
3. BANK LOANS

    The Fund may borrow money for temporary or emergency purposes, such as funding shareholder redemptions. Effective May 23, 2000, the Fund, along with certain other Funds managed by JPMIM, entered into a $150,000,000 bank line of credit agreement with DeutscheBank. Borrowings under the agreement will bear interest at approximate market rates. A commitment fee is charged at an annual rate of 0.085% on the unused portion of the committed amount.

-------------------------------------------------------------------------------
4. CONCENTRATIONS OF RISK

    From time to time, the Fund may have a concentration of several shareholders holding a significant percentage of shares outstanding. Investment activities of these shareholders could have a material impact on the Fund.

-------------------------------------------------------------------------------
5. SUBSEQUENT EVENT

    The merger of J.P. Morgan & Co. Incorporated, the former parent company of the Fund's adviser, J.P. Morgan Investment Management Inc. ("JPMIM"), with and into The Chase Manhattan Corporation was consummated on December 31, 2000. J.P. Morgan Chase & Co. will be the new parent company of JPMIM, which will continue to serve as the Fund's adviser.

THE DISCIPLINED EQUITY PORTFOLIO
Semi-annual Report November 30, 2000
(The following pages should be read in conjunction with J.P. Morgan Institutional Disciplined Equity Fund Semi-annual Financial Statements)

THE DISCIPLINED EQUITY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
-------------------------------------------------------------------------------
NOVEMBER 30, 2000

SHARES                                                                               VALUE
----------------------------------------------------------------------------------------------
COMMON STOCKS - 99.5%
CAPITAL MARKETS - 2.9%
SECURITIES & ASSET MANAGEMENT - 2.9%
                43,100  Edwards (A.G.), Inc.                                 $      1,931,419
                72,000  Franklin Resources, Inc.                                    2,607,120
               143,400  Goldman Sachs Group, Inc. (The)                            11,776,724
                39,100  John Hancock Financial Services, Inc.(+)                    1,231,650
                63,000  Lehman Brothers Holdings Inc.                               3,122,438
               179,400  Merrill Lynch & Co., Inc.                                  10,382,775
               154,500  Morgan Stanley Dean Witter & Co.                            9,791,438
                44,000  Schwab (Charles) Corp.                                      1,218,250
                19,000  Stilwell Financial Inc.                                       617,500
               109,300  TD Waterhouse Group, Inc.(+)                                1,448,225
                                                                        --------------------------
                                                                                   44,127,539
                                                                        --------------------------
COMPUTER HARDWARE - 8.0%
COMPUTER HARDWARE &     BUSINESS MACHINES - 8.0%
                45,075  Avaya Inc.(+)                                                 526,814
             1,079,100  Cisco Systems Inc.(s)(+)                                   51,661,912
               359,400  Compaq Computer Corp.                                       7,727,100
               425,000  Dell Computer Corp.(+)                                      8,181,250
               267,600  EMC Corp. (Mass.)(+)                                       19,902,750
               209,900  Hewlett-Packard Co.                                         6,638,088
                21,300  Network Appliances, Inc.(+)                                 1,051,688
                55,600  Quantum Corp. - DLT & Storage Systems(+)                      750,600
                 8,500  Redback Networks Inc.(+)                                      593,406
               349,074  Sun Microsystems, Inc.(+)                                  26,551,441
                                                                        --------------------------
                                                                                  123,585,049
                                                                        --------------------------
CONSUMER CYCLICAL - 3.1%
AIRLINES - 0.4%
               117,200  AMR Corp.(+)                                                3,918,874
                24,900  Northwest Airlines Corp. Cl A(+)                              627,169
                64,300  Southwest Airlines Co.                                      2,029,469
                                                                        --------------------------
                                                                                    6,575,512
                                                                        --------------------------
APPAREL & TEXTILES - 0.2%
                59,000  Jones Apparel Group, Inc.(+)                                1,928,563
                28,100  NIKE, Inc.                                                  1,197,763
                                                                        --------------------------
                                                                                    3,126,326
                                                                        --------------------------
HOTELS - 0.4%
                87,700  Hilton Hotels Corp.                                           822,188
                74,700  Marriott International, Inc.                                3,095,381
                63,800  Starwood Hotels & Resorts Worldwide, Inc.                   2,041,600
                                                                        --------------------------
                                                                                    5,959,169
                                                                        --------------------------
MOTOR VEHICLES & PARTS - 1.8%
                64,800  Dana Corp.                                                  1,085,400
               225,400  Delphi Automotive Systems                                   3,113,338
               403,000  Ford Motor Co.                                              9,168,249
               204,900  General Motors Corp.                                       10,142,549

SHARES                                                                               VALUE
----------------------------------------------------------------------------------------------

                40,600  Johnson Controls, Inc.                                 $    2,238,075
                44,500  Visteon Corp.                                                 661,938
                                                                        --------------------------
                                                                                   26,409,549
                                                                        --------------------------
PUBLISHING - 0.2%
                44,400  Knight-Ridder, Inc.                                         2,283,825
                33,200  New York Times Co. (The) Cl A                               1,172,375
                                                                        --------------------------
                                                                                    3,456,200
                                                                        --------------------------
 RESTAURANTS - 0.1%
                53,600  McDonald's Corp.                                            1,708,500
                                                                        --------------------------
                                                                                   47,235,256
                                                                        --------------------------
CONSUMER SERVICES - 3.3%
ENTERTAINMENT - 0.7%
               105,100  Disney (Walt) Co.                                           3,041,331
               144,600  Viacom, Inc. Cl B(+)                                        7,392,675
                                                                        --------------------------
                                                                                   10,434,006
                                                                        --------------------------
LEISURE - 0.2%
                25,900  Eastman Kodak Co.                                           1,087,800
                52,900  Hasbro, Inc.                                                  611,656
                42,200  International Game Technology(+)                            1,883,175
                                                                        --------------------------
                                                                                    3,582,631
                                                                        --------------------------
 MEDIA - 2.4%
               141,100  AT&T Corp. - Liberty Media Group Cl A(+)                    1,913,669
               277,600  Comcast Corp. Cl A(+)                                      10,670,250
                31,700  Fox Entertainment Group, Inc. Cl A(+)                         507,200
               126,900  Gannett Co., Inc.                                           6,805,013
               274,800  Time Warner Inc.                                           17,037,600
                                                                        --------------------------
                                                                                   36,933,732
                                                                        --------------------------
                                                                                   50,950,369
                                                                        --------------------------
CONSUMER STABLE - 6.4%
FOOD & BEVERAGE - 2.3%
               119,900  Coca-Cola Co. (The)                                         7,508,738
               106,500  Heinz (H.J.) Co.                                            4,859,063
               99,100    Kellogg Co.                                                2,440,338
               101,400  PepsiCo, Inc.                                               4,601,025
               45,800  Quaker Oats Co. (The)                                        3,981,738
               195,200  Unilever N.V. New York Shares(i)                           12,114,600
                                                                        --------------------------
                                                                                   35,505,502
                                                                        --------------------------
 HOME PRODUCTS - 2.3%
               59,700  Clorox Co.                                                   2,667,844
               41,200  Estee Lauder Companies, Inc.                                 1,784,475
               376,500  Gillette Co.                                               12,753,937
               251,000  Procter & Gamble Co. (The)                                 18,793,624
                                                                        --------------------------
                                                                                   35,999,880
                                                                        --------------------------
TOBACCO - 1.8%
               729,000  Philip Morris Companies Inc.                               27,838,687
                                                                        --------------------------
                                                                                   99,344,069
                                                                        --------------------------

The Accompanying Notes are an Integral Part of the Financial Statements.    13

THE DISCIPLINED EQUITY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
-------------------------------------------------------------------------------
                                                                    (Continued)

NOVEMBER 30, 2000

SHARES                                                                               VALUE
----------------------------------------------------------------------------------------------
ENERGY - 7.1%
ENERGY RESERVES & PRODUCTION - 5.9%
                 3,900  Amerada Hess Corp.                               $            238,875
                32,200  Anadarko Petroleum Corp.                                    1,915,900
               215,700  Chevron Corp.                                              17,660,437
                11,500  Devon Energy Corp.                                            566,375
               516,100  Exxon Mobil Corp.                                          45,416,799
               384,000  Royal Dutch Petroleum Co.
                           New York Shares(i)                                      22,919,999
                65,900  Williams Companies, Inc. (The)                              2,331,213
                                                                        --------------------------
                                                                                   91,049,598
                                                                        --------------------------
OIL REFINING - 0.5%
                 9,800  Conoco Inc.                                                   245,613
               142,200  Texaco Inc.                                                 8,256,488
                                                                        --------------------------
                                                                                    8,502,101
                                                                        --------------------------
OIL SERVICES - 0.7%
                87,100  Baker Hughes Inc.                                           2,879,744
                52,100  Cooper Cameron Corp.(+)                                     2,826,425
                10,900  Diamond Offshore Drilling, Inc.                               329,044
               182,700  Global Marine Inc.(+)                                       4,007,981
                 9,900  Halliburton Co.                                               330,413
                                                                        --------------------------
                                                                                   10,373,607
                                                                        --------------------------
                                                                                  109,925,306
                                                                        --------------------------
FINANCE - 13.5%
BANKS - 5.6%
               122,100  Amsouth Bancorporation                                      1,816,238
               105,700  Bank of America Corp.                                       4,221,394
               233,900  Bank One Corp.                                              8,376,544
                39,100  Banknorth Group Inc.                                          750,231
               602,000  Citigroup Inc.                                             29,987,124
                 1,400  Compass Bancshares Inc.                                        27,650
                35,100  First Tennessee National Corp.                                886,275
               362,100  First Union Corp.                                           9,097,762
                12,900  Fleet Boston Financial Corp.                                  483,750
                35,700  Hibernia Corp. Cl A                                           426,169
               120,900  KeyCorp                                                     3,014,944
                52,700  National Commerce Bancorporation                            1,159,400
               125,600  PNC Bank Corp.                                              8,352,400
                16,600  Regions Financial Corp.                                       402,550
                48,400  SouthTrust Corp.                                            1,633,500
                70,100  Summit Bancorp                                              2,606,844
                   600  SunTrust Banks, Inc.                                           30,488
               538,500  U.S. Bancorp                                               13,024,968
                                                                        --------------------------
                                                                                   86,298,231
                                                                        --------------------------
FINANCIAL SERVICES - 7.1%
                26,100  American Express Co.                                        1,433,869
                45,600  AON Corp.                                                   1,416,450
               192,400  Associates First Capital Corp.                              6,794,125
                99,800  Capital One Financial Corp.                                 5,570,088
               266,000  Cendant Corp.(+)                                            2,443,875
                77,000  CIT Group Inc.                                              1,294,563
                77,300  Countrywide Credit Industries, Inc.                         2,869,763

SHARES                                                                               VALUE
----------------------------------------------------------------------------------------------

               146,300  Fannie Mae                                             $   11,557,699
               107,900  Federal Home Loan Mortgage Corp.                            6,521,206
             1,269,300  General Electric Co. (U.S.)(s)                             62,909,680
                23,600  Household International, Inc.                               1,177,050
                10,100  MBNA Corp.                                                    360,444
                81,200  Providian Financial Corp.                                   7,308,000
                                                                        --------------------------
                                                                                  111,656,812
                                                                        --------------------------
THRIFTS - 0.8%
                72,300  Dime Bancorp, Inc.                                          1,798,463
                31,900  GreenPoint Financial Corp.                                    968,963
               220,200  Washington Mutual, Inc.                                    10,005,337
                                                                        --------------------------
                                                                                   12,772,763
                                                                        --------------------------
                                                                                  210,727,806
                                                                        --------------------------
HEALTH SERVICES & SYSTEMS - 3.5%
MEDICAL PRODUCTS & SUPPLIES - 2.4%
               171,500  Abbott Laboratories                                         9,443,219
                52,800  Bard (C.R.), Inc.                                           2,600,400
               137,800  Becton Dickinson & Co.                                      4,685,200
               169,100  Boston Scientific Corp.(+)                                  2,177,163
                38,100  Guidant Corp.(+)                                            2,055,019
               111,200  Johnson & Johnson                                          11,119,999
                24,400  Medtronic, Inc.                                             1,299,300
                52,100  St. Jude Medical, Inc.(+)                                   3,103,206
                                                                        --------------------------
                                                                                   36,483,506
                                                                        --------------------------
 MEDICAL PROVIDERS & SERVICES - 1.1%
               210,400  HCA - The Healthcare Co.                                    8,718,450
               195,800  Tenet Healthcare Corp.(+)                                   8,333,738
                                                                        --------------------------
                                                                                   17,052,188
                                                                        --------------------------
                                                                                   53,535,694
                                                                        --------------------------
INDUSTRIAL CYCLICAL - 10.0%
CHEMICALS - 1.1%
               136,500  Air Products & Chemicals, Inc.                              4,700,719
               102,800  Dow Chemical Co.                                            3,141,825
                63,000  PPG Industries, Inc.                                        2,626,313
                61,600  Praxair, Inc.                                               2,213,750
               142,100  Rohm and Haas Co.                                           4,227,475
                                                                        --------------------------
                                                                                   16,910,082
                                                                        --------------------------
 DEFENSE/AEROSPACE - 1.2%
                43,000  Boeing Co.                                                  2,969,688
               46,300  Goodrich (B.F.) Co. (The)                                    1,753,613
               272,800  Honeywell Inc.                                             13,298,999
                                                                        --------------------------
                                                                                   18,022,300
                                                                        --------------------------
ELECTRICAL EQUIPMENT - 3.2%
                   100  Agilent Technologies, Inc.(+)                                   5,219
                 4,700  CIENA Corp.(+)                                                356,906
               210,000  Corning Inc.                                               12,284,999
                19,000  Dover Corp.                                                   777,813
                57,100  Eaton Corp.                                                 4,004,138
                96,300  Level 3 Communications, Inc.(+)                             2,588,063
               185,200  Lucent Technologies Inc.                                    2,882,175
                62,000  Motorola, Inc.                                              1,243,875

14   The Accompanying Notes are an Integral Part of the Financial Statements.

THE DISCIPLINED EQUITY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
-------------------------------------------------------------------------------
                                                                    (Continued)

NOVEMBER 30, 2000

SHARES                                                                               VALUE
----------------------------------------------------------------------------------------------
               419,500  Nortel Networks Corp.                             $        15,836,124
                74,900  QUALCOMM Inc.(+)                                            6,010,725
                81,300  Tellabs, Inc.(+)                                            4,308,900
                                                                        --------------------------
                                                                                   50,298,937
                                                                        --------------------------
FOREST PRODUCTS & PAPER - 0.4%
                33,500  Georgia-Pacific Corp.                                         843,781
                51,200  Kimberly-Clark Corp.                                        3,580,800
                84,900  Smurfit-Stone Container Corp.(+)                            1,071,863
                18,900  Temple-Inland Inc.                                            869,400
                                                                        --------------------------
                                                                                    6,365,844
                                                                        --------------------------
HEAVY ELECTRICAL EQUIPMENT - 0.3%
                42,400  Cooper Industries, Inc.                                     1,730,450
                37,400  Emerson Electric Co.                                        2,725,525
                                                                        --------------------------
                                                                                    4,455,975
                                                                        --------------------------
INDUSTRIAL PARTS - 2.5%
               193,700  Caterpillar Inc.                                            7,614,831
                40,600  Illinois Tool Works Inc.                                    2,286,288
                96,600  Ingersoll-Rand Co.                                          3,888,150
                34,800  ITT Industries, Inc.                                        1,159,275
                98,900  Mattel, Inc.                                                1,248,613
                40,700  Parker-Hannifin Corp.                                       1,574,581
               383,900  Tyco International Ltd.(i)                                 20,250,724
                24,900  United Technologies Corp.                                   1,763,231
                                                                        --------------------------
                                                                                   39,785,693
                                                                        --------------------------
MINING & METALS - 0.6%
               310,000  Alcoa Inc.                                                  8,738,124
                38,900  Allegheny Technologies Inc.                                   773,138
                 2,400  Phelps Dodge Corp.                                            117,900
                                                                        --------------------------
                                                                                    9,629,162
                                                                        --------------------------
RAILROADS - 0.5%
               144,700  Burlington Northern Santa Fe Corp.                          3,662,719
                45,800  Norfolk Southern Corp.                                        658,375
                85,100  Union Pacific Corp.                                         3,957,150
                                                                        --------------------------
                                                                                    8,278,244
                                                                        --------------------------
TRUCKING & SHIPPING & AIR FREIGHT - 0.2%
                14,300  C.H. Robinson Worldwide, Inc.                                 809,738
                43,800  FedEx Corp.(+)                                              2,098,896
                                                                        --------------------------
                                                                                    2,908,634
                                                                        --------------------------
                                                                                  156,654,871
                                                                        --------------------------
INSURANCE - 4.1%
LIFE & HEALTH INSURANCE - 1.8%
                13,800  Aetna Inc.                                                    928,913
                61,700  Aflac Inc.(+)                                               4,342,138
                49,700  American General Corp.                                      3,724,394
                53,200  CIGNA Corp.                                                 7,009,099
                67,800  Lincoln National Corp.                                      3,063,713
               215,800  MetLife, Inc.(+)                                            6,393,075
                57,800  Torchmark Corp.                                             2,196,400
                                                                        --------------------------
                                                                                   27,657,732
                                                                        --------------------------

SHARES                                                                               VALUE
----------------------------------------------------------------------------------------------

PROPERTY AND CASUALTY INSURANCE - 2.3%
               180,700  Allstate Corp.                                         $    6,911,775
                33,600  Ambac Financial Group, Inc.                                 2,566,200
               154,100  American International Group, Inc.                         14,938,068
                 3,100  Cincinnati Financial Corp.                                    113,344
               102,000  Hartford Financial Services Group Inc. (The)                7,216,499
                47,700  MBIA Inc.                                                   3,285,338
                                                                        --------------------------
                                                                                   35,031,224
                                                                        --------------------------
                                                                                   62,688,956
                                                                        --------------------------
PHARMACEUTICALS - 10.1%
DRUGS - 10.1%
               143,000  Alza Corp.(+)                                               6,345,625
               166,700  American Home Products Corp.                               10,022,838
                75,700  Amgen Inc.(+)                                               4,816,413
               220,000  Bristol-Myers Squibb Co.                                   15,248,750
                17,500  Forest Laboratories, Inc. Cl A(+)                           2,371,250
                24,400  Human Genome Sciences, Inc.(+)                              1,517,375
                 6,700  Incyte Pharmaceuticals, Inc.(+)                               177,550
               164,300  Lilly (Eli) & Co.                                          15,392,856
               366,000  Merck & Co., Inc.                                          33,923,625
               840,600  Pfizer, Inc.                                               37,249,087
               208,200  Pharmacia Corp.                                            12,700,200
               287,700  Schering-Plough Corp.                                      16,129,181
                                                                        --------------------------
                                                                                  155,894,750
                                                                        --------------------------
RETAIL - 5.7%
CLOTHING STORES - 0.8%
                49,400  Abercrombie & Fitch Co. Cl A(+)                             1,031,225
               234,900  Gap, Inc. (The)                                             5,857,819
               127,300  Limited, Inc. (The)                                         2,474,394
               111,100  TJX Companies, Inc. (The)                                   2,846,938
                                                                        --------------------------
                                                                                   12,210,376
                                                                        --------------------------
DEPARTMENT STORES - 2.6%
                 3,800  Costco Companies, Inc.(+)                                     123,975
                64,200  Federated Department Stores, Inc.(+)                        1,958,100
               105,500  May Department Stores Co. (The)                             2,960,594
               290,600  Target Corp.                                                8,736,162
               508,700  Wal-Mart Stores, Inc.                                      26,547,780
                                                                        --------------------------
                                                                                   40,326,611
                                                                        --------------------------
 GROCERY STORES - 0.9%
                30,600  Albertson's Inc.                                              782,213
               232,600  Kroger Co. (The)(+)                                         6,163,900
               117,000  Safeway Inc.(+)                                             6,895,688
                                                                        --------------------------
                                                                                   13,841,801
                                                                        --------------------------
SPECIALTY STORES - 1.4%
               106,200  Best Buy Co., Inc.(+)                                       2,734,650
                50,500  Grainger (W.W.), Inc.                                       1,846,406
               356,200  Home Depot, Inc.                                           13,958,587
                69,500  Lowe's Companies, Inc.                                      2,784,344
                                                                        --------------------------
                                                                                   21,323,987
                                                                        --------------------------
                                                                                   87,702,775
                                                                        --------------------------

The Accompanying Notes are an Integral Part of the Financial Statements.   15

THE DISCIPLINED EQUITY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
-------------------------------------------------------------------------------
                                                                    (Continued)

NOVEMBER 30, 2000

SHARES                                                                               VALUE
----------------------------------------------------------------------------------------------
SEMICONDUCTORS - 5.0%
SEMICONDUCTOR - 5.0%
               170,700  Altera Corp.(+)                                  $          4,086,131
                62,300  Analog Devices, Inc.(+)                                     3,091,638
               124,400  Applied Materials, Inc.(+)                                  5,030,425
                21,800  Broadcom Corp.(+)                                           2,125,500
                21,700  Cypress Semiconductor Corp.(+)                                458,413
               810,700  Intel Corp.(s)                                             30,857,268
               223,100  JDS Uniphase Corp.(+)                                      11,168,943
                45,700  Lattice Semiconductor Corp.(+)                                759,763
                86,900  Linear Technology Corp.                                     4,111,456
                23,000  Maxim Integrated Products, Inc.(+)                          1,173,000
                73,600  Micron Technology, Inc.(+)                                  2,318,400
                 6,600  PMC-Sierra, Inc.(+)                                           608,438
               193,500  Texas Instruments Inc.                                      7,219,969
               108,200  Xilinx, Inc.(+)                                             4,219,800
                                                                        --------------------------
                                                                                   77,229,144
                                                                        --------------------------
SOFTWARE & SERVICES - 8.2%
COMPUTER SOFTWARE - 7.0%
                48,000  Adobe Systems Inc.                                          3,042,000
                98,800  BEA Systems, Inc.(+)                                        5,785,975
                13,700  Citrix Systems, Inc.(+)                                       326,231
                76,700  Gemstar International Group Ltd.(+)                         3,120,731
               175,900  International Business Machines Corp.                      16,446,650
               832,400  Microsoft Corp.(+)                                         47,758,949
                42,900  NCR Corp.(+)                                                2,027,025
                26,100  Network Associates Inc.(+)                                    339,300
               572,100  Oracle Corp.(+)                                            15,160,650
                89,300  Parametric Technology Corp.(+)                                993,463
                36,500  Siebel Systems, Inc.(+)                                     2,550,438
                13,500  Symantec Corp.(+)                                             486,000
                13,600  TIBCO Software Inc.(+)                                        470,900
                99,663  Veritas Software Corp.(+)                                   9,723,406
                                                                        --------------------------
                                                                                  108,231,718
                                                                        --------------------------
INFORMATION SERVICES - 0.3%
                78,000  Automatic Data Processing, Inc.                             5,148,000
                                                                        --------------------------
INTERNET - 0.9%
                19,000  Akamai Technologies, Inc.(+)                                  546,250
               274,200  America Online, Inc.(+)                                    11,135,262
               132,700  E*trade Group Inc.(+)                                       1,061,600
                 7,600  eBay Inc.(+)                                                  260,775
                12,000  Yahoo! Inc.(+)                                                475,500
                                                                        --------------------------
                                                                                   13,479,387
                                                                        --------------------------
                                                                                  126,859,105
                                                                        --------------------------
TELECOMMUNICATIONS - 5.9%
TELEPHONE - 5.1%
               278,700  AT&T Corp.                                                  5,469,488
               131,400  BellSouth Corp.                                             5,494,163
               160,600  Global Crossing Ltd.(+)(i)                                  1,987,425

SHARES                                                                               VALUE
----------------------------------------------------------------------------------------------

               385,700  Qwest Communications International Inc.(+)             $   14,560,175
               486,900  SBC Communications Inc.                                    26,749,068
               347,400  Verizon Communications                                     19,519,537
                21,000  Williams Communications Group Inc.(+)                         228,375
               274,600  WorldCom, Inc.(+)                                           4,101,838
                                                                        --------------------------
                                                                                   78,110,069
                                                                        --------------------------
 WIRELESS TELECOMMUNICATIONS - 0.8%
               186,700  Nextel Communications, Inc.(+)                              5,787,700
               290,300  Sprint Corp. (PCS Group)(+)                                 6,586,181
                                                                        --------------------------
                                                                                   12,373,881
                                                                        --------------------------
                                                                                   90,483,950
                                                                        --------------------------
UTILITIES - 2.7%
ELECTRICAL UTILITY - 2.6%
                53,200  Ameren Corp.                                                2,360,750
                95,300  C P & L Energy Inc.                                         4,115,768
                60,200  Cinergy Corp.                                               1,922,638
                41,500  CMS Energy Corp.                                            1,154,219
                63,800  Consolidated Edison, Inc.                                   2,376,550
                61,800  DTE Energy Co.                                              2,344,538
                29,200  Dynegy Inc. Cl A                                            1,292,100
               189,700  Entergy Corp.                                               7,801,412
                54,700  FPL Group, Inc.                                             3,623,874
                41,700  GPU Inc.                                                    1,467,319
               118,200  PG&E Corp.                                                  3,243,113
                36,700  Pinnacle West Capital Corp.                                 1,708,844
                15,200  Public Service Enterprise Group Inc.                          649,800
                76,400  Texas Utilities Co.                                         3,051,225
                39,600  Wisconsin Energy Corp.                                        843,975
                77,500  XCEL Energy Inc.                                            2,111,875
                                                                        --------------------------
                                                                                   40,068,000
                                                                        --------------------------
GAS & WATER UTILITIES - 0.1%
                66,400  NiSource Inc.                                               1,705,650
                                                                        --------------------------
                                                                                   41,773,650
                                                                        --------------------------
TOTAL COMMON STOCKS                                                             1,538,718,289
                                                                        --------------------------
   (Cost $1,456,061,492)

SHORT-TERM INVESTMENTS - 0.5%
INVESTMENT COMPANIES - 0.3%
             4,909,771  J.P. Morgan Institutional Prime Money
                          Market Fund*                                              4,909,771
                                                                        --------------------------
U.S. TREASURY SECURITIES - 0.2%
             $2,600,000  U.S. Treasury Notes, 5.25%, 5/31/01(s)                     2,587,806
                                                                        --------------------------
TOTAL SHORT-TERM INVESTMENTS                                                        7,497,577
                                                                        --------------------------
   (Cost $7,483,302)
TOTAL INVESTMENT SECURITIES - 100.0%                                           $1,546,215,866
                                                                        ==========================
   (Cost $1,463,544,794)

16   The Accompanying Notes are an Integral Part of the Financial Statements.

THE DISCIPLINED EQUITY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
-------------------------------------------------------------------------------
                                                                    (Continued)

NOVEMBER 30, 2000

FUTURES CONTRACTS
                                                                            NET
                              EXPIRATION        UNDERLYING FACE         UNREALIZED
PURCHASED                        DATE           AMOUNT AT VALUE        DEPRECIATION
----------------------------------------------------------------------------------
  35     S&P 500 Index       December 2000        $11,563,125           $(423,043)
                                             ========================================

(i) Foreign security
(s) Security is fully or partially segregated with custodian as collateral for futures or with brokers as initial margin for futures contracts.
(+) Non-income producing security
* Money Market mutual fund registered under the Investment Company Act of 1940, as amended, and advised by J.P. Morgan Investment Management, Inc.


The Accompanying Notes are an Integral Part of the Financial Statements.    17

THE DISCIPLINED EQUITY PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED
-------------------------------------------------------------------------------

NOVEMBER 30, 2000

ASSETS
Investments at Value (Cost $1,463,544,794)                          $1,546,215,866
Cash                                                                       805,923
Receivable for Investments Sold                                         12,848,103
Dividend and Interest Receivable                                         2,424,601
Prepaid Expenses and Other Assets                                            3,471
                                                                   -----------------
TOTAL ASSETS                                                         1,562,297,964
                                                                   -----------------
LIABILITIES
Payable for Investments Purchased                                        8,325,609
Advisory Fee Payable                                                       471,693
Variation Margin Payable                                                   120,750
Custody Fee Payable                                                        101,262
Administrative Services Fee Payable                                         31,971
Administration Fee Payable                                                   1,464
Fund Services Fee Payable                                                    1,093
Accrued Expenses and Other Liabilities                                      25,807
                                                                   ------------------
TOTAL LIABILITIES                                                        9,079,649
                                                                   ------------------
NET ASSETS
Applicable to Investors' Beneficial Interests                        $1,553,218,315
                                                                   ==================

18    The Accompanying Notes are an Integral Part of the Financial Statements.

THE DISCIPLINED EQUITY PORTFOLIO
STATEMENT OF OPERATIONS (UNAUDITED)
-------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000

INVESTMENT INCOME
INCOME
Dividend Income (Net of Foreign Withholding Tax of $70,000)           $10,385,184
Interest Income                                                           944,449
Dividend Income from Affiliated Investments                                27,027
                                                                   ----------------
   Investment Income                                                   11,356,660
                                                                   ----------------
EXPENSES
Advisory Fee                                                            3,004,635
Administrative Services Fee                                               205,831
Custodian Fees and Expenses                                               196,480
Professional Fee                                                           23,814
Fund Services Fee                                                          12,093
Trustees' Fees and Expenses                                                 8,982
Administration Fee                                                          5,219
Printing Expenses                                                           4,683
Miscellaneous Expenses                                                      1,760
                                                                   ----------------
   Total Expenses                                                       3,463,497
                                                                   ----------------
NET INVESTMENT INCOME                                                   7,893,163
                                                                   ----------------
REALIZED AND UNREALIZED GAIN (LOSS)
NET REALIZED LOSS ON
Investment Transactions                                               (61,040,988)
Futures Contracts                                                        (297,574)
                                                                   ----------------
   Net Realized Loss                                                  (61,338,562)
                                                                   ----------------
NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON
Investment Transactions                                               (76,099,323)
Futures Contracts                                                         (12,250)
                                                                   ----------------
   Net Change in Unrealized Appreciation (Depreciation)               (76,111,573)
                                                                   -----------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                ($129,556,972)
                                                                   =================

The Accompanying Notes are an Integral Part of the Financial Statements.   19

THE DISCIPLINED EQUITY PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS
-------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000 (UNAUDITED)
AND THE YEAR ENDED MAY 31, 2000

INCREASE (DECREASE) IN NET ASSETS                            NOVEMBER 30, 2000        MAY 31, 2000
FROM OPERATIONS
Net Investment Income                                           $  7,893,163           $ 15,769,148
Net Realized Gain (Loss) on Investments and
  Futures Transactions                                           (61,338,562)            25,692,136
Net Change in Unrealized Appreciation (Depreciation)
  on Investments and Futures Contracts                           (76,111,573)            25,932,920
                                                             ------------------    ------------------
   Net Increase (Decrease) in Net Assets
     Resulting from Operations                                  (129,556,972)            67,394,204
                                                             ------------------    ------------------
TRANSACTIONS IN INVESTORS' BENEFICIAL INTERESTS
Contributions                                                     244,386,766          923,551,550
Withdrawals                                                     (194,446,771)         (486,793,918)
                                                             ------------------    ------------------
   Net Increase from Transactions in Investors'
     Beneficial Interests                                          49,939,995           436,757,632
                                                             ------------------    ------------------
   Total Increase (Decrease) in Net Assets                       (79,616,977)           504,151,836
                                                             ------------------    ------------------
NET ASSETS
Beginning of Year                                               1,632,835,292         1,128,683,456
                                                             ------------------    ------------------
End of Year                                                    $1,553,218,315        $1,632,835,292
                                                             ==================    ==================

SUPPLEMENTARY DATA
                                                                                                   FOR THE PERIOD
                                          FOR THE SIX                                            DECEMBER 30, 1996
                                         MONTHS ENDED          FOR THE YEARS ENDED MAY 31        (COMMENCEMENT OF
                                        NOVEMBER 30, 2000    -------------------------------    OPERATIONS) THROUGH
                                         (UNAUDITED)           2000       1999        1998          MAY 31, 1997
                                        ---------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
     Net Expenses                         0.40%(a)             0.40%      0.42%       0.45%         0.45%(a)
     Net Investment Income                0.92%(a)             1.09%      1.18%       1.27%         1.54%(a)
     Expenses without Reimbursement       0.40%(a)             0.40%      0.42%       0.51%         0.78%(a)
Portfolio Turnover                          38%(b)               56%        51%         61%           20%(b)

(a)  Annualized
(b)  Not Annualized


20    The Accompanying Notes are an Integral Part of the Financial Statements.

THE DISCIPLINED EQUITY PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
-------------------------------------------------------------------------------

NOVEMBER 30, 2000

-------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--The Disciplined Equity Portfolio (the "Portfolio") is one of five subtrusts (portfolios) comprising The Series Portfolio (the "Series Portfolio"). The Series Portfolio is registered under the Investment Company Act of 1940, as amended, as a no-load diversified open-end management investment company which was organized as a trust (the "Trust") under the laws of the State of New York on June 24, 1994. The Portfolio commenced operations on December 30, 1996. The Portfolio's investment objective is to provide a high total return from a broadly diversified portfolio of equity securities. The Declaration of Trust permits the Trustees to issue an unlimited number of beneficial interests in the Portfolio.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Portfolio:

    SECURITY VALUATIONS--Securities traded on principal securities exchanges are valued at the last reported sales price, or mean of the latest bid and asked prices when no last sales price is available. Securities traded over-the-counter and certain foreign securities are valued at the quoted bid price from a market maker or dealer. When valuations are not readily available with procedures adopted by the Trustees. All short-term securities with a remaining maturity of sixty days or less are valued using the amortized cost method.

    SECURITY TRANSACTIONS--Security transactions are accounted for as of the trade date. Realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes.

    INVESTMENT INCOME--Dividend income less foreign taxes withheld (if any) is recorded as of the ex-dividend date or as of the time that the relevant ex-dividend and amount becomes known. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums

    ORGANIZATION EXPENSES--The Portfolio incurred organization expenses in the amount of $9,049 which have been deferred and are being amortized on a straight-line basis over a period not to exceed five years beginning with the commencement of operations of the Portfolio.

    FUTURES CONTRACTS--The Portfolio may enter into futures contracts in order to equitize cash balances in the Fund and to facilitate cash flows. The risks of entering into futures contracts include the possibility that the change in value of the contract may not correlate with the changes in value of the underlying securities. Upon entering into a futures contract, the Portfolio is required to deposit either cash or securities in an amount equal to a certain percentage of the contract value (initial margin). Subsequent payments (variation margin) are made or received daily, in cash, by the Portfolio. The variation margin is equal to the daily change in the contract value and is recorded as unrealized gain or loss. The Portfolio will recognize a gain or loss when the contract is closed or expires.

    INCOME TAX STATUS--The Portfolio intends to be treated as a partnership for federal income tax purposes. As such, each investor in the Portfolio will be taxed on its share of the Portfolio's ordinary income and capital gains. It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code.

-------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADVISORY--The Portfolio has an Investment Advisory Agreement with J.P. Morgan Investment Management, Inc. ("JPMIM"), an affiliate of Morgan Guaranty Trust Company of New York ("Morgan") and a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"). Under the terms of the agreement, the Portfolio pays JPMIM at an annual rate of 0.35% of the Portfolio's average daily net assets.

    The Portfolio may invest in one or more affiliated money market funds: J.P. Morgan Institutional Prime Money Market Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund, J.P. Morgan Institutional Federal Money Market Fund and J.P. Morgan Institutional Treasury Money Market Fund. The Advisor has agreed to reimburse its advisory fee from the Portfolio in an amount to offset any investment advisory, administrative fee and shareholder servicing fees related to a Portfolio investment in an affiliated money market fund. The amount listed on the Statement of Operations as Dividend Income from Affiliated Investment is the amount the Fund earned.

    ADMINISTRATIVE SERVICES--The Portfolio has an Administrative Services Agreement (the "Services

THE DISCIPLINED EQUITY PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
-------------------------------------------------------------------------------
                                                                    (Continued)

NOVEMBER 30, 2000

-------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

Agreement") with Morgan under which Morgan is responsible for certain aspects of the administration and operation of the Portfolio. Under the Services Agreement, the Portfolio has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Portfolio and certain other registered investment companies for which JPMIM acts as investment advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    Morgan has agreed to reimburse the Portfolio to the extent the total operating expenses (excluding interest, taxes and extraordinary expenses) of the Portfolio exceed 0.45% of the Portfolio's average daily net assets through September 30, 2001.

    ADMINISTRATION--The Portfolio has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Portfolio, FDI provides administrative services necessary for the operations of the Portfolio, furnishes office space and facilities required for conducting the business of the Portfolio and pays the compensation of the Portfolio's officers affiliated with FDI. The Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    FUND SERVICES--The Portfolio has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio's affairs. The Trustees of the Portfolio represent all the existing shareholders of PGI.

    TRUSTEES--Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' Fees and Expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' Fees and Expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $2,300.

-------------------------------------------------------------------------------
3. INVESTMENT TRANSACTIONS

    During the six months ended November 30, 2000, the Portfolio purchased $711,085,922 of investment securities and sold $620,119,669 of investment securities other than U.S. government securities and short-term investments.

-------------------------------------------------------------------------------
4. CREDIT AGREEMENT

    The Portfolio is party to a revolving line of credit agreement (the "Agreement") as discussed more fully in Note 3 of the Fund's Notes to the Financial Statements, which are included elsewhere in this report.

-------------------------------------------------------------------------------
5. SUBSEQUENT EVENT

    The merger of J.P. Morgan & Co. Incorporated, the former parent company of the Fund's adviser, J.P. Morgan Investment Management Inc. ("JPMIM"), with and into The Chase Manhattan Corporation was consummated on December 31, 2000. J.P. Morgan Chase & Co. will be the new parent company of JPMIM, which will continue to serve as the Fund's adviser.

NOTES
-------------------------------------------------------------------------------

NOTES
-------------------------------------------------------------------------------

[back cover]

J.P. MORGAN INSTITUTIONAL FUNDS
       Federal Money Market Fund
           ---------------------------------------------------------------------
       Prime Money Market Fund
           ---------------------------------------------------------------------
       Treasury Money Market Fund
           ---------------------------------------------------------------------
       Tax Aware Enhanced Income Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Exempt Money Market Fund
           ---------------------------------------------------------------------
       Short Term Bond Fund
           ---------------------------------------------------------------------
       Bond Fund
           ---------------------------------------------------------------------
       Global Strategic Income Fund
           ---------------------------------------------------------------------
       Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       California Bond Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       New York Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       Diversified Fund
           ---------------------------------------------------------------------
       Disciplined Equity Fund
           ---------------------------------------------------------------------
       Large Cap Growth Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Market Neutral Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Aware U.S. Equity Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Aware Disciplined Equity Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       U.S. Equity Fund
           ---------------------------------------------------------------------
       U.S. Small Company Fund
           ---------------------------------------------------------------------
       Emerging Markets Equity Fund
           ---------------------------------------------------------------------
       European Equity Fund
           ---------------------------------------------------------------------
       International Equity Fund
           ---------------------------------------------------------------------
       International Opportunities Fund
           ---------------------------------------------------------------------
       SmartIndex(tm) Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       For more information on the J.P. Morgan
           Institutional Funds, call J.P.
           Morgan  Funds Services at (800) 766-7722.
           ---------------------------------------------------------------------

Morgan Guaranty Trust Company                                    MAILING
500 Stanton Christiana Road                                    INFORMATION
Newark, Delaware 19713-2107

IN-SAN-24253   0101